UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20, 2025
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On November 20, 2025, AnaptysBio, Inc. (AnaptysBio) filed a Verified Complaint (the “Complaint”) in Delaware Chancery Court, requesting a court declaration that TESARO, Inc. has materially breached the parties’ Collaboration and Exclusive License Agreement (“Collaboration Agreement”) and that GlaxoSmithKline (“GSK”), Tesaro’s corporate parent, has tortiously interfered with the Collaboration Agreement. AnaptysBio has requested that the court declare that AnaptysBio is entitled to all rights and remedies under the Collaboration Agreement.
The Complaint contends that Tesaro breached, and GSK induced Tesaro to breach, multiple material Collaboration Agreement terms. Under these terms, Tesaro agreed that it would not conduct or participate in research, development, manufacturing or commercialization of any PD-1 antagonist other than those licensed by AnaptysBio to Tesaro. The Collaboration Agreement also provides that Tesaro will “use Commercially Reasonable Efforts to . . . obtain the optimum commercial return for [Jemperli] in all major markets throughout the world.”
Despite these obligations, the Complaint contends that Tesaro (i) violated its exclusivity obligations by participating in past, ongoing, and upcoming governed clinical trials with PD-1 antagonists that compete with Jemperli, including Keytruda, and (ii) failed to use Commercially Reasonable Efforts to obtain the “optimum commercial return” for Jemperli by, among other things, participating in a course of conduct with GSK to favor GSK’s antibody-drug conjugate (ADC) product candidates, including by pairing those ADCs with PD-1 antagonists that directly compete with Jemperli.
In 2020, AnaptysBio similarly filed a complaint against GSK regarding breaches of its obligations under the Collaboration Agreement. Those breaches at the time related to GSK’s planned clinical trial of Zejula, another of GSK’s oncology programs, in combination with Keytruda, without the consent of AnaptysBio. This planned trial violated Tesaro’s exclusivity obligations. This complaint resulted in a settlement that included a cash payment, a royalty on Zejula and a substantial increase in royalties on sales of Jemperli due to AnaptysBio.
While AnaptysBio had approached Tesaro to engage in good faith discussions to potentially resolve these claims, on Nov. 20, 2025, Tesaro, without notice, initiated a lawsuit against AnaptysBio. Tesaro’s complaint includes requests for injunctive relief, claiming that AnaptysBio has breached the Collaboration Agreement. Tesaro’s claim for breach is predicated on an allegation that AnaptysBio has improperly alleged that Tesaro had breached the Collaboration Agreement. Tesaro seeks to improperly restrain AnaptysBio from exercising its legal rights under the Collaboration Agreement in violation of Delaware’s anti-SLAPP statute and other legal protections. AnaptysBio contends that Tesaro’s claims are entirely without merit and intends to pursue all appropriate legal remedies against Tesaro, including dismissal of such claims at the earliest opportunity and the potential for additional litigation.
The parties have agreed to request an expedited schedule with the Delaware Chancery Court, with trial anticipated in July 2026.
Milestone and royalty payment obligations to AnaptysBio pursuant to the Collaboration Agreement continue to be due during the proceedings.

Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the potential termination of the Collaboration Agreement, the timing and potential outcome of proceedings in Delaware Chancery Court, the return of Jemperli to the company, and the nature of the remedies we may obtain in such proceedings. Statements including words such as “plan,” “seek,” “will,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this filing, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: November 21, 2025	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer